UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2008
ITT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-5672	13-5158950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 West Red Oak Lane
White Plains, New York 10604
(Address of Principal Executive Offices) (Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2008, the Compensation and Personnel Committee of the Board of Directors of ITT Corporation approved base salaries for 2008 for the individuals expected to be named executive officers in our Proxy Statement for our 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”). Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2008 Annual Meeting.
     The new annual base salaries, effective March 1, 2008, for the named executive officers are as follows: Mr. Loranger, $1,130,000; Ms. Ramos, $540,000; Mr. Driesse, $535,000; Mr. Gaffney, $525,000; and Ms. McClain, $432,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
By:	/s/ Kathleen S. Stolar
	Name:	Kathleen S. Stolar
	Title:	Vice President, Secretary and Associate General Counsel

Date: March 11, 2008